AMENDMENT TO THE SECURITY AGREEMENT

AMENDMENT, dated July 14, 2011 (the "**Amendment**") to the Security Agreement, dated as of August 10, 2010 (the "**Security Agreement**"), by and among by and among Millennium Biotechnologies, Inc., a Delaware corporation ("**MBI**"), Inergetics, Inc., a Delaware corporation ("**Inergetics**" and together with MBI the "**Company**") and Ken Sadowsky, Leon Frenkel and Seahorse Enterprises LLC, in their collective capacity as the collateral agent for the benefit of itself and the Secured Parties (together with their successors in such capacity, the "**Collateral Agent**"). Capitalized terms not defined herein shall have the meaning set forth for such term in the Security Agreement.

WITNESSETH

WHEREAS, Section 12 of the Security Agreement provides that the Company and the Collateral Agent, may amend the Security Agreement with the written consent of the holders of the Notes of at least a majority of aggregate principal amount of the then outstanding Notes;

WHEREAS, the parties to the Security Agreement desire to amend the Security Agreement as set forth below; and

WHEREAS, the Company has received and accepted written consent to the amendments set forth in this Amendment (the "Consents"), which Consents have not been subsequently revoked, from the holders of the Notes of more than 50% in the aggregate principal amount of the outstanding Notes.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; the Company agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

SECTION 1. AMENDMENTS OF SECURITY AGREEMENT.

1.1 Amendment to "Collateral". Section 1, subsection (b) of the Security Agreement is renamed subsection (c) and a new subsection (b) is added and reads as follows:

> (b) Notwithstanding the foregoing or any other provision in this Security Agreement including the definition of Accounts, Collateral shall not include Factored Accounts Receivable which may be Factored if approved by the Collateral Agent.

1.2 Amendment to Section 14. Section 14 of the Security Agreement is amended in its entirety and, as so amended, reads as follows:

Section 14. Termination Of This Security Agreement; Status of Factored Accounts Receivable. (a) Subject to Section 9 hereof, this Security Agreement shall terminate upon the Termination Date.

(b) Accounts receivable automatically shall be fully released as part of Collateral when they are Factored provided: (i) the Company receives written permission from the Collateral Agent specifying that such specific accounts receivables can be Factored and (ii) such accounts receivable actually are Factored.

1.3 Amendment to "Permitted Liens". The definition of the term "Permitted Liens" contained in Annex A of the Security Agreement is hereby amended by revising and restating Section 12 thereof as follows and inserting thereafter a new Section13 as following:

12. Liens in favor of the holders of (a) the 15% Secured Convertible Note, dated March 26, 2009, in the original principal amount of $33,000, issued by the Company to Leon Frenkel; (b) the Secured Promissory Note, dated July 28, 2009, in the original principal amount of $16,600, issued by the Company to Leon Frenkel; and (c) the Promissory Note, dated May 25, 2010, in the original principal amount of $100,000, issued by the Company to Seahorse Enterprises, LLC and collateralized by a purchase order; and

13. Liens in favor of the Bridge Noteholder Collateral Agent to secure the Bridge Note Debt; provided, the Lien in favor of the Bridge Noteholder Collateral Agent are and shall at all times be subject to the terms of the Intercreditor Agreement.

1.4 Additional Definitions. Annex A of the Security Agreement is hereby amended to include, in addition and not in limitation, the following definitions:

(a) "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, between the Collateral Agent, Unit Noteholder Collateral Agent and the Bridge Noteholder Collateral Agent, dated July 14, 2011 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time). This definition supersedes and replaces the same definition in the Security Agreement.

(b) "Bridge Notes" means the Secured Convertible Notes due December 31, 2013 in the original aggregate principal amount of up to $2,000,000, issued or to be issued by Inergetics, pursuant to certain Bridge Note Subscription Agreements.

(c) "Bridge Note Agreements" means, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Bridge Notes; (b) the Bridge Note Subscription Agreements; (c) the Bridge Note Security Agreement; and (e) all other agreements, documents and instruments at any time executed and/or delivered by the Company or any Person with, to or in favor of the Bridge Noteholders or the Bridge Noteholder Collateral Agent in connection therewith or related thereto.

(d) "Bridge Note Debt" means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company to the Bridge Noteholders or the Bridge Noteholder Collateral Agent, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, arising under the Bridge Note Agreements.

(e) "Bridge Note Security Agreement" means the Security Agreement, dated July 14, 2011, among the Company and the Bridge Noteholder Collateral Agent (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced).

(f) "Bridge Note Subscription Agreements" means the Subscription Agreements, dated as of February 3, 2011 and July 14, 2011, entered into, or to be entered into, between Inergetics and a purchaser of a Bridge Note, pursuant to which the Bridge Notes have been, or will be, issued.

(g) "Bridge Noteholders" means the holders of the Bridge Notes and their respective successors and assigns.

(h) "Bridge Noteholder Collateral Agent" means Ken Sadowsky, Leon Frenkel and Seahorse Enterprises LLC, in their collective capacity as the collateral agent for the holders of the Bridge Notes, and their successors and assigns.

(i) "Factored" and "Factoring" mean the sale of accounts receivable and/or the borrowing of funds utilizing accounts receivable as collateral.

(j) "Factored Accounts Receivable" means accounts receivable of the Company that are Factored and the funds received as a result thereof.

SECTION 2. MISCELLANEOUS.

2.1 Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

2.2 Severability. In the event that any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.3 Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

2.4 Successors and Assigns. All the covenants, stipulations, promises and agreements in this Amendment by or on behalf of the Company or the Collateral Agent shall bind its respective successors and assigns, whether so expressed or not.

2.5 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

2.6 Effect of Amendment. Except as amended by this Amendment, the terms and provisions of the Security Agreement shall remain in full force and effect, and the Security Agreement as amended by this Amendment in all respects confirmed and preserved.

[*signature page follows*]

IN WITNESS WHEREOF, each party hereto has caused these presents to be duly executed as of the day and year first above written.

MILLENNIUM BIOTECHNOLOGIES, INC.

By: ____________________________
Name:
Title:

INERGETICS, INC.

By: ____________________________
Name:
Title:

____
Ken Sadowsky, as Collateral Agent

____
Leon Frenkel, as Collateral Agent

SEAHORSE ENTERPRISES LLC, as Collateral Agent

By:____________________________
Name:
Title: